EXECUTION VERSION

Exhibit 4.3

___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

_______________________________________

SECOND SUPPLEMENTAL INDENTURE
dated as of March 25, 2009

Supplemental to the First Mortgage Indenture
dated as of March 23, 2009

Establishing a series of Securities designated

FIRST MORTGAGE BONDS, DUE 2014, SERIES 2009B

___________________________________________________________________________
___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

SECOND SUPPLEMENTAL INDENTURE, dated as of March 25, 2009, between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States (hereinafter called the “Trustee”), as Trustee under the Indenture hereinafter referred to.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series of Securities and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and

WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, by and between the Company and the Trustee, providing for the establishment of the terms of a series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, the “Indenture”); and

WHEREAS, the Company has entered into a Term Loan Credit Agreement dated as of March 25, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders (as defined below) and Union Bank, N.A., as administrative agent for the Lenders, providing for the making of certain financial accommodations thereunder, and pursuant to such Credit Agreement the Company has agreed to issue to the Administrative Agent (as defined below), as collateral security for the Borrower Obligations (as defined below) and the Related Hedging Obligations (as defined below), a new series of Securities under the Indenture; and

WHEREAS, for such purposes the Company desires to issue a new series of Securities, to be designated First Mortgage Bonds, due 2014, Series 2009B (the “Collateral Bonds”), the Securities of which series are to be issued as registered bonds without coupons and are to bear interest at the Interest Rate (as defined below) and are to mature on the Maturity Date (as defined below); and

WHEREAS, pursuant to Section 7.11 of the Credit Agreement, the Company shall enter into one or more Hedging Agreements (as defined below) with one or more Hedge Providers (as defined below); and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 14.01 of the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, the Collateral Bonds under the Indenture in an initial aggregate principal amount of $50,000,000; and

WHEREAS, all things necessary to make the Collateral Bonds, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of the Collateral Bonds and for and in consideration of the premises and of the covenants contained in the Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01     Certain Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.  Unless the context otherwise requires, any references to a “Section” refers to a Section of this Second Supplemental Indenture.

The following terms have the meanings given to them in this Article One and, for purposes of this Second Supplemental Indenture, such meanings shall supersede and replace the meanings given them, if any, in the Indenture:

“Administrative Agent” has the meaning given it in the Credit Agreement.

“Available Principal Amount” means the difference between (i) $50,000,000 (or such lesser amount that reflects reductions in the aggregate principal amount of the Collateral Bonds pursuant to Section 2.02(c) or Section 2.03(b)) and (ii) the sum of Credit Repurchase Amounts and Hedge Repurchase Amounts previously paid in satisfaction of, respectively, Credit Repurchase Requirements and Hedge Repurchase Requirements.

“Borrower Obligations” has the meaning given it in the Credit Agreement.

“Business Day” has the meaning given it in the Credit Agreement.

“Collateral Bonds” has the meaning given it in the fourth recital.

“Commitments” has the meaning given to it in the Credit Agreement.

“Company” has the meaning given it in the preamble.

“Credit Acceleration Event” means the acceleration of the Loans and any and all other Borrower Obligations pursuant to Section 9.2(b) of the Credit Agreement.

“Credit Agreement” has the meaning given it in the third recital.

“Credit Notice” means a written notice from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that states (i) that there has occurred a Credit Repurchase Event and (ii) the Credit Repurchase Amount and the Available Principal Amount, each as of the related Credit Repurchase Date.

“Credit Repurchase Amount” has the meaning given it in Section 2.03(b).

“Credit Repurchase Date” means (i) the date of the occurrence of a Credit Repurchase Event or, (ii) with respect to a Credit Acceleration Event (other than a Credit Repurchase Event), the date fixed in a Credit Written Demand for the Company’s satisfaction of a Credit Repurchase Requirement.

“Credit Repurchase Event” means the occurrence of an “Event of Default”, as such term is defined in the Credit Agreement, under Section 9.1(e) of the Credit Agreement.

“Credit Repurchase Requirement” has the meaning given it in Section 2.03(b).

“Credit Written Demand” means a written demand from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that (i) states that there has occurred a Credit Acceleration Event (other than a Credit Repurchase Event), (ii) demands repurchase by the Company of Collateral Bonds pursuant to Section 2.03(b), (iii) fixes a Credit Repurchase Date (which date must be at least three and no more than ten Business Days following the date on which the Company receives the related Credit Written Demand) and (iv) states the Credit Repurchase Amount and the Available Principal Amount, each as of such Credit Repurchase Date.

“Hedge Acceleration Event” means the designation by a Hedge Provider of an “Early Termination Date” (or similar term) under any Hedging Agreement that results in a Settlement Amount being owed to such Hedge Provider (other than a Settlement Amount being owed to such Hedge Provider due to a pre-payment under the Credit Agreement).

“Hedge Notice” means a written notice from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that states (i) that there has occurred a Hedge Repurchase Event and (ii) the Hedge Repurchase Amount and the Available Principal Amount, each as of the related Hedge Repurchase Date.

“Hedge Provider” means a counterparty (other than the Company) to a Hedging Agreement entered into by the Company.

“Hedge Repurchase Amount” has the meaning given it in Section 2.03(c).

“Hedge Repurchase Date” means (i) the date of the occurrence of a Hedge Repurchase Event or, (ii) with respect to a Hedge Acceleration Event (other than a Hedge Repurchase Event), the date fixed in a Hedge Written Demand for the Company’s satisfaction of a Hedge Repurchase Requirement.

“Hedge Repurchase Event” means the occurrence of an “Automatic Early Termination” (or similar term) under any Hedging Agreement that results in a Settlement Amount being owed to a Hedge Provider.

“Hedge Repurchase Requirement” has the meaning given it in Section 2.03(c).

“Hedge Written Demand” means a written demand from the Administrative Agent to the Company (with a copy to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee) that (i) states that there has occurred a Hedge Acceleration Event (other than a Hedge Repurchase Event), (ii) demands repurchase by the Company of Collateral Bonds pursuant to Section 2.03(c), (iii) fixes a Hedge Repurchase Date (which date must be at least three and no more than ten Business Days following the date on which the Company receives the related Hedge Written Demand) and (iv) states the Settlement Amount that will comprise the Related Hedging Obligations and the Available Principal Amount, each as of such Hedge Repurchase Date.

“Hedging Agreement” has the meaning given it in the Credit Agreement.

“Indenture” has the meaning given it in the second recital.

“Interest Payment Date” means each date on which Borrower Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement.

“Interest Rate” means a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Borrower Obligations constituting interest and/or fees due under the Credit Agreement on the applicable Interest Payment Date.

“Lenders” has the meaning given it in the Credit Agreement.

“Loans” has the meaning given to it in the Credit Agreement.

“Maturity Date” has the meaning given it in the Credit Agreement.

“Original Indenture” has the meaning given it in the first recital.

“Related Hedging Obligations” has the meaning given it in the Credit Agreement.

“Settlement Amount” means the “Settlement Amount” (or similar term) under any Hedging Agreement, as calculated under such Hedging Agreement, on a Hedge Repurchase Date.

“Trustee” has the meaning given it in the preamble.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE COLLATERAL BONDS

Section 2.01     Title of the Collateral Bonds.  This Second Supplemental Indenture hereby creates a series of Securities designated as the “First Mortgage Bonds, due 2014, Series 2009B” (which are referred to herein as the “Collateral Bonds”) and the form thereof shall be substantially as set forth in Exhibit A hereto.  Such Collateral Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Indenture as supplemented by this Second Supplemental Indenture. For purposes of the Indenture, the Collateral Bonds shall constitute a single series of Securities and may be issued in an unlimited aggregate principal amount (subject to the limitations set forth in Article IV of the Indenture), although the initial issuance of the Collateral Bonds shall be in the aggregate principal amount of $50,000,000.

Section 2.02     Form and Terms of the Collateral Bonds.

(a) The form and terms of the Collateral Bonds pursuant to the authority granted by this Second Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Original Indenture are set forth herein.  The Collateral Bonds shall be issued in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000, appropriately numbered and substantially in the form set forth as Exhibit A hereto.  The Collateral Bonds are to be issued to and registered in the name of the Administrative Agent under the Credit Agreement, and are issued as collateral security for any and all Borrower Obligations and Related Hedging Obligations.

(b) The Collateral Bonds shall mature on the Maturity Date and shall bear interest at the Interest Rate, payable on each Interest Payment Date.  The Collateral Bonds shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts and as otherwise provided for in the Indenture.

(c) The obligation of the Company to make payments with respect to the principal of the Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the portion of the Borrower Obligations constituting then due principal under the Credit Agreement shall have been fully or partially paid or pre-paid in immediately available funds.  Satisfaction of any obligation to the extent that payment or pre-payment is made with respect to the Borrower Obligations means that if any payment or pre-payment is made on the principal of the Borrower Obligations under the Credit Agreement, a corresponding payment obligation with respect to the principal of the Collateral Bonds shall be deemed discharged in the same amount as the payment or pre-payment with respect to the Borrower Obligations discharges the outstanding obligation with respect to such Borrower Obligations.  Such full or partial payment or pre-payment of principal of the Borrower Obligations shall automatically reduce the aggregate principal amount of the Collateral Bonds, provided that, if at the time of such full or partial payment or pre-payment all amounts then due in respect of the Related Hedging Obligations shall have not been paid in full in immediately available funds, such automatic reduction of the aggregate principal amount of the Collateral Bonds shall not be deemed to have occurred until such time, if any, that the Company has paid or pre-paid all amounts then due in respect of the Related Hedging Obligations.

(d) The obligation of the Company to make payments with respect to interest on the Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the portion of the Borrower Obligations constituting then due interest and/or fees under the Credit Agreement shall have been fully or partially paid.  Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees under the Credit Agreement means that if any payment is made on the interest and/or fees then comprising a portion of the Borrower Obligations under the Credit Agreement, a corresponding payment obligation with respect to the interest on the Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the interest and/or fees then comprising a portion of the Borrower Obligations under the Credit Agreement discharges the outstanding obligation under the Credit Agreement with respect to such interest and/or fees.

(e) The Trustee may at any time and all times conclusively presume that (i) the obligation of the Company to make payments with respect to the principal of and interest on the Collateral Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a written notice from the Administrative Agent stating (A) that timely payment of principal and interest on the Collateral Bonds has not been made, (B) that the Company is in arrears as to the payments required to be made by it to the Administrative Agent pursuant to the Credit Agreement and (C) the amount of the arrearage; and (ii) no Credit Repurchase Requirement or Hedge Repurchase Requirement shall exist in respect of any Credit Repurchase Date or Hedge Repurchase Date, as the case may be, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a copy of a Credit Notice or a Credit Written Demand or a copy of a Hedge Notice or a Hedge Written Demand in respect of such Credit Repurchase Requirement or Hedge Purchase Requirement, as the case may be.  This paragraph is solely for the benefit of the Trustee.

Section 2.03     Redemption; Repurchase.

(a)     The Collateral Bonds are not redeemable at the option of the Company.

(b)      (i) On a Credit Repurchase Date, the Company shall repurchase (the “Credit Repurchase Requirement”) an aggregate principal amount of the Collateral Bonds equal to the lesser of, as of the applicable Credit Repurchase Date, (A) the Borrower Obligations and (B) the Available Principal Amount (the “Credit Repurchase Amount”).  On the Credit Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Credit Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the Credit Repurchase Amount, which surrender shall be a condition to the Company’s Credit Repurchase Requirement.

(ii)           Payment of a Credit Repurchase Amount equal to the Borrower Obligations as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge principal of, and accrued and unpaid interest on, the Collateral Bonds in the same amount as the amount of principal and accrued and unpaid interest, respectively, comprising such Borrower Obligations.  Such satisfaction and discharge shall automatically reduce the aggregate principal amount of the Collateral Bonds by the aggregate amount of such Borrower Obligations comprising principal.

(iii)           Payment of a Credit Repurchase Amount equal to the Available Principal Amount plus accrued and unpaid interest on the Available Principal Amount, in each case, as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge all outstanding principal of and accrued and unpaid interest on the Collateral Bonds as of such Credit Repurchase Date.

(c)     On a Hedge Repurchase Date, the Company shall repurchase (the “Hedge Repurchase Requirement”) an aggregate principal amount of the Collateral Bonds equal to the lesser of, as of the applicable Hedge Repurchase Date, (A) the Settlement Amount and (B) the Available Principal Amount (the “Hedge Repurchase Amount”).  On the Hedge Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Hedge Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the Hedge Repurchase Amount, which surrender shall be a condition to the Company’s Hedge Repurchase Requirement.

(d)     The Company’s obligation to satisfy a Credit Repurchase Requirement or Hedge Repurchase Requirement shall be mandatory upon, respectively, the occurrence of a Credit Repurchase Event or a Hedge Repurchase Event.  Upon a Credit Acceleration Event or a Hedge Acceleration Event, the Administrative Agent may, at its option, deliver a Credit Written Demand or a Hedge Written Demand, respectively, upon the Company’s receipt of which the Company’s compliance with the Credit Repurchase Requirement or Hedge Repurchase Requirement, as applicable, shall be mandatory.

(e)     Following a Credit Repurchase Event or a Hedge Repurchase Event, the Administrative Agent shall promptly deliver to the Company a Credit Notice or a Hedge Notice, respectively.

(f)     A Credit Written Demand, a Hedge Written Demand, a Credit Notice or a Hedge Notice, if being made concurrently, may, but need not, be consolidated and form one instrument.

(g)     Any Collateral Bonds surrendered to the Trustee in connection with a Credit Repurchase Requirement or Hedge Repurchase Requirement shall promptly be cancelled in accordance with Section 3.09 of the Indenture.

(h)     Any Collateral Bond which is to be repurchased only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of the Collateral Bond so surrendered that is not being repurchased.

Section 2.04     [Reserved].

Section 2.05     Restrictions on Transfer.  The Collateral Bonds shall be issued to and registered in the name of the Administrative Agent and shall not be transferable by the Administrative Agent, except to (i) a successor Administrative Agent appointed pursuant to the terms of Section 10.06 of the Credit Agreement or (ii) the Company.  The Company hereby instructs the Trustee to so limit transfers requested by any Holder (other than the Company) of any Collateral Bond.

Section 2.06     Sinking Fund.  The Collateral Bonds are not subject to any sinking fund.

    Section 2.07      Surrender.  The Administrative Agent shall surrender the Collateral Bonds to the Trustee when all of the Borrower Obligations shall have been duly paid in full in immediately available funds, and the Credit Agreement (including, without limitation, all Commitments thereunder) shall have been terminated, and the Trustee shall cancel such Collateral Bonds upon receipt thereof.

ARTICLE THREE

ISSUANCE OF THE COLLATERAL BONDS

Section 3.01     Additional Collateral Bonds.  The principal amount of the Collateral Bonds which may be authenticated and delivered hereunder is not limited, except as otherwise provided in Article IV of the Indenture.

Section 3.02     Authentication.  The Collateral Bonds for the aggregate principal amount of $50,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) pursuant to or in accordance with a Company Order, upon compliance by the Company with the appropriate provisions and requirements of Articles III and IV of the Indenture.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

     Section 4.01     Utility and Transmitting Utility.  The Company is a utility as defined in Section 35.01 of the Texas Business and Commerce Code (the “TBCC”). The Company intends to subject this Second Supplemental Indenture to the requirements and benefits of Subchapter A of Chapter 35 of the TBCC. The perfection and notice provided by this Second Supplemental Indenture under Section 35.02 of the TBCC shall be effective from the date of deposit for filing until the interest granted as security is released by the filing of a termination statement, and no renewal, refilling or continuation statement shall be required to continue such effectiveness.  The Company is also a transmitting utility as defined in Section 9.102 of the Texas Uniform Commercial Code.  This Second Supplemental Indenture shall remain effective as a financing statement until a termination statement is filed, as provided in Section 9.515(f) of the Texas Uniform Commercial Code.

Section 4.02     Ratification.  The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and the extent herein and therein provided.

Section 4.03     Trustee.  The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as previously supplemented and amended, and as further supplemented by this Second Supplemental Indenture, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

Section 4.04     Governing Law.  This Second Supplemental Indenture and the Collateral Bonds shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Second Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

Section 4.05     Counterparts.  This Second Supplemental Indenture is an indenture supplemental to the Indenture. This Second Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, said TEXAS-NEW MEXICO POWER COMPANY has caused this Second Supplemental Indenture to be executed on its behalf, and said THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Second Supplemental Indenture to be executed on its behalf, all on the 23rd day of March, 2009, to be effective as of the 25th day of March, 2009.

TEXAS-NEW MEXICO POWER COMPANY
By:	/s/ Terry R. Horn
Name:	Terry R. Horn
Title:	Vice President and Treasurer

ACKNOWLEDGMENT:

STATE OF NEW MEXICO                                          §

§

COUNTY OF BERNALILLO                                       §

This instrument was acknowledged before me on this 23rd day of March, 2009, by Terry R. Horn, Vice President and Treasurer of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

     /s/ Sandra L. Sanchez
Notary Public in and for the State of
New Mexico

S-1

[Signature Page to Second Supplemental Indenture, dated as of March 25, 2009, to
First Mortgage Indenture of Texas-New Mexico Power Company]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Raymond Torres
Name: Raymond Torres
Title: Assistant Vice President

ACKNOWLEDGMENT:

STATE OF CALIFORNIA                                           §

§

COUNTY OF LOS ANGELES                                      §

This instrument was acknowledged before me on this 23rd day of March, 2009, by Raymond Torres, Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, on behalf of said association.

      /s/ Karen Yu
Notary Public in and for the State of California

S-2

[Signature Page to Second Supplemental Indenture, dated as of March 25, 2009, to
First Mortgage Indenture of Texas-New Mexico Power Company]

Exhibit A

[FORM OF FIRST MORTGAGE BOND, DUE 2014, SERIES 2009B]

THIS SECURITY IS NOT TRANSFERABLE EXCEPT AS PERMITTED IN SECTION 2.05 OF THE SECOND SUPPLEMENTAL INDENTURE.

TEXAS-NEW MEXICO POWER COMPANY

(Incorporated under the laws of the State of Texas)

First Mortgage Bond, due 2014, Series 2009B

No.                                                                                                                                          $

TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”, which term shall include any Successor Corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to                                , as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under and as defined in the Term Loan Credit Agreement, dated as of March 25, 2009, among the Company, the Lenders named therein and from time to time a party thereto and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the principal sum of $50,000,000 or such lesser principal amount as may result from reductions in the principal amount hereof pursuant to Section 2.02(c) or Section 2.03(b)) of the Second Supplemental Indenture (as defined on the reverse hereof), but not in excess, however, of said $50,000,000 principal sum, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon at the Interest Rate in like coin or currency from March 25, 2009, or from the most recent Interest Payment Date to which interest is paid or provided for, payable on each Interest Payment Date until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of default in the payment of the principal hereof, until the Company’s obligations with respect to the payment of such principal shall be discharged as provided in the Indenture.

Principal of, premium (if any) and interest on this Collateral Bond are payable at the corporate trust office or agency of the Trustee, in New York, New York, as Paying Agent for the Company.

The provisions of this Collateral Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Collateral Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

[signature page follows]

IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused the signature of its duly authorized officer to be hereto affixed.

Dated: _____________________
By:	TEXAS-NEW MEXICO POWER COMPANY ____________________________
Name: Terry R. Horn
Title: Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the First Mortgage Bonds of the series designated therein referred to in the within-mentioned Indenture, as supplemented by the Second Supplemental Indenture.

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee ____________________________
Authorized Officer

[FORM OF REVERSE OF FIRST MORTGAGE BOND, DUE 2014, SERIES 2009B]

This Security is one of a duly authorized issue of First Mortgage Bonds of the Company (herein called the “First Mortgage Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of March 23, 2009, executed by the Company and delivered to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the Second Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the First Mortgage Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the First Mortgage Bonds are, and are to be, secured, and for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the First Mortgage Bonds and of the terms upon which the First Mortgage Bonds are, and are to be, authenticated and delivered.  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the Holders of the First Mortgage Bonds may be made, in certain cases without the consent of the Holders, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds entitled to vote then outstanding, at a meeting of Holders called and held as provided in the Indenture, and by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of First Mortgage Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this First Mortgage Bond, which are unconditional. The First Mortgage Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This First Mortgage Bond is one of a series designated as “First Mortgage Bonds, due 2014, Series 2009B” (herein called the “Collateral Bonds”) of the Company, issued under and secured by the Indenture and described in an indenture supplemental thereto (herein called the “Second Supplemental Indenture”), dated as of March 25, 2009, executed by the Company and delivered to the Trustee.

The Collateral Bonds are to be issued and delivered to the Administrative Agent as collateral security for the Borrower Obligations and Related Hedging Obligations.

The obligation of the Company to make payments with respect to the principal of the Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the portion of the Borrower Obligations constituting then due principal under the Credit Agreement shall have been fully or partially paid or pre-paid in immediately available funds.  Satisfaction of any obligation to the extent that payment or pre-payment is made with respect to the Borrower Obligations means that if any payment or pre-payment is made on the principal of the Borrower Obligations under the Credit Agreement, a corresponding payment obligation with respect to the principal of the

Collateral Bonds shall be deemed discharged in the same amount as the payment or pre-payment with respect to the Borrower Obligations discharges the outstanding obligation with respect to such Borrower Obligations.  Such full or partial payment or pre-payment of principal of the Borrower Obligations shall automatically reduce the aggregate principal amount of the Collateral Bonds, provided that, if at the time of such full or partial payment or pre-payment all amounts then due in respect of the Related Hedging Obligations shall have not been paid in full in immediately available funds, such automatic reduction of the aggregate principal amount of the Collateral Bonds shall not be deemed to have occurred until such time, if any, that the Company has paid or pre-paid all amounts then due in respect of the Related Hedging Obligations.

The obligation of the Company to make payments with respect to interest on the Collateral Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the portion of the Borrower Obligations constituting then due interest and/or fees under the Credit Agreement shall have been fully or partially paid.  Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees under the Credit Agreement means that if any payment is made on the interest and/or fees then comprising a portion of the Borrower Obligations under the Credit Agreement, a corresponding payment obligation with respect to the interest on the Collateral Bonds shall be deemed discharged in the same amount as the payment with respect to the interest and/or fees then comprising a portion of the Borrower Obligations under the Credit Agreement discharges the outstanding obligation under the Credit Agreement with respect to such interest and/or fees.

The Trustee may at any time and all times conclusively presume that (i) the obligation of the Company to make payments with respect to the principal of and interest on the Collateral Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a written notice from the Administrative Agent stating (A) that timely payment of principal and interest on the Collateral Bonds has not been made, (B) that the Company is in arrears as to the payments required to be made by it to the Administrative Agent pursuant to the Credit Agreement and (C) the amount of the arrearage; and (ii) no Credit Repurchase Requirement or Hedge Repurchase Requirement shall exist in respect of any Credit Repurchase Date or Hedge Repurchase Date, as the case may be, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a copy of a Credit Notice or a Credit Written Demand or a copy of a Hedge Notice or a Hedge Written Demand in respect of such Credit Repurchase Requirement or Hedge Purchase Requirement, as the case may be.  This paragraph is solely for the benefit of the Trustee.

This Collateral Bond is not redeemable at the option of the Company.

On a Credit Repurchase Date, the Company shall repurchase (the “Credit Repurchase Requirement”) an aggregate principal amount of the Collateral Bonds equal to the lesser of, as of the applicable Credit Repurchase Date, (A) the Borrower Obligations and (B) the Available Principal Amount (the “Credit Repurchase Amount”).  On the Credit Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Credit Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent upon surrender by the Administrative Agent to the

Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the Credit Repurchase Amount, which surrender shall be a condition to the Company’s Credit Repurchase Requirement.

Payment of a Credit Repurchase Amount equal to the Borrower Obligations as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge principal of, and accrued and unpaid interest on, the Collateral Bonds in the same amount as the amount of principal and accrued and unpaid interest, respectively, comprising such Borrower Obligations.  Such satisfaction and discharge shall automatically reduce the aggregate principal amount of the Collateral Bonds by the aggregate amount of such Borrower Obligations comprising principal.

Payment of a Credit Repurchase Amount equal to the Available Principal Amount plus accrued and unpaid interest on the Available Principal Amount, in each case, as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge all outstanding principal of and accrued and unpaid interest on the Collateral Bonds as of such Credit Repurchase Date.

On a Hedge Repurchase Date, the Company shall repurchase (the “Hedge Repurchase Requirement”) an aggregate principal amount of the Collateral Bonds equal to the lesser of, as of the applicable Hedge Repurchase Date, (A) the Settlement Amount and (B) the Available Principal Amount (the “Hedge Repurchase Amount”).  On the Hedge Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Hedge Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the Hedge Repurchase Amount, which surrender shall be a condition to the Company’s Hedge Repurchase Requirement.

The Company’s obligation to satisfy a Credit Repurchase Requirement or Hedge Repurchase Requirement shall be mandatory upon, respectively, the occurrence of a Credit Repurchase Event or a Hedge Repurchase Event.  Upon a Credit Acceleration Event or a Hedge Acceleration Event, the Administrative Agent may, at its option, deliver a Credit Written Demand or a Hedge Written Demand, respectively, upon the Company’s receipt of which the Company’s compliance with the Credit Repurchase Requirement or Hedge Repurchase Requirement, as applicable, shall be mandatory.

Any Collateral Bond which is to be repurchased only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of the Collateral Bond so surrendered that is not being repurchased.

In case an Event of Default shall occur, the principal of all the Collateral Bonds at any such time outstanding under the Indenture may be declared or may become due and payable,

upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the Collateral Bonds outstanding.

Except as set forth in Section 2.05 of the Second Supplemental Indenture, this Collateral Bond is not transferable by the Holder thereof.

No recourse shall be had for the payment of the principal of, or the interest on, this Collateral Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Collateral Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Collateral Bond shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were the Second Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

The Administrative Agent shall surrender this Collateral Bond to the Trustee when all of the Borrower Obligations shall have been duly paid in full in immediately available funds, and the Credit Agreement (including, without limitation, all Commitments thereunder) shall have been terminated, and the Trustee shall cancel such Collateral Bonds upon receipt thereof.

All capitalized terms used but not defined in this Collateral Bond shall have the meanings assigned to them in the Indenture or the Second Supplemental Indenture, as applicable.